Venturi Partners	Phone	704.442.5100
2709 Water Ridge Parkway	Fax	704.442.5137
Charlotte, NC 28217-4538	Web	www.venturipartners.com

Contacts:	Jim Hunt	Ken Bramlett
	Chief Financial Officer	Senior Vice President
	704.442.5105	704.442.5106
	jhunt@venturipartners.com	kbramlett@venturipartners.com

VENTURI PARTNERS LISTS ON THE NASDAQ NATIONAL MARKET

CHARLOTTE, N.C. (May 13, 2004) — Venturi Partners, Inc., a leading information technology and professional staffing services company, announced that its shares will begin trading today on the NASDAQ National Market under the trading symbol “VENP.”

“We are delighted that NASDAQ has approved the listing of our shares on its National Market,” commented Larry L. Enterline, Venturi Chief Executive Officer. “Over the last two years, we have completed the operational restructuring of our businesses and a comprehensive financial restructuring of our balance sheet. We have also completed a total company rebranding project and created a new identity for Venturi Partners and its Technology and Staffing businesses. Now that our Company is growing again, it seems fitting that we should list our stock on the market that may be best known for its support of growth companies.”

About Venturi Partners
Venturi Partners, Inc. is a nationwide provider of information technology consulting and custom software development services; high-end clerical, accounting and other specialty professional staffing services; and technology systems for human capital management. The Company’s Technology Services businesses operate under the name “Venturi Technology Partners” and its Staffing Services businesses operate as “Venturi Staffing Partners” and “Venturi Career Partners.”

Forward-looking Statements
Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that could affect Venturi’s future operating results or financial position. These statements may be identified by words such as “estimate,” “forecast,” “plan,” “intend,” “believe,” “should,” “expect,” “anticipate,” or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements.

These risks and uncertainties include, but are not limited to, the following:

•	changes in levels of unemployment and other economic conditions in the United States, or in particular regions or industries;

•	changes or reductions in corporate information technology spending levels;

•	our ability to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions;

•	the impact of competitive pressures, including any change in the demand for the Company’s services, on our ability to maintain or improve our operating margins;

•	a federal, state or local government audit of our income, payroll or other tax returns and the risk that assessments for additional taxes, penalties and interest could be levied against the Company, which could affect our liquidity;

•	the entry of new competitors into the marketplace or expansion by existing competitors;

•	our success in attracting, training and retaining qualified management personnel and other staff employees;

•	reductions in the supply of qualified candidates for temporary employment or our ability to attract qualified candidates;

•	the possibility of our incurring liability for the activities of our temporary employees or for events impacting our temporary employees on clients’ premises;

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Venturi Partners Lists on NASDAQ National Market

May 13, 2004

•	the risk in an uncertain economic environment of increased incidences of employment disputes, employment litigation and workers’ compensation claims;

•	the risk that further cost cutting or restructuring activities undertaken by the Company could cause an adverse impact on certain of the Company’s operations;

•	economic declines that affect the Company’s liquidity or ability to comply with its loan covenants;

•	the risks of defaults under our credit agreements;

•	adverse changes in credit and capital markets conditions that may affect our ability to obtain financing or refinancing on favorable terms;

•	adverse changes to management’s periodic estimates of future cash flows that may affect our assessment of our ability to fully recover our goodwill;

•	whether governments will amend existing regulations in such a manner as to increase the Company’s costs of doing business;

•	whether governments will impose additional regulations or licensing requirements on staffing services businesses in particular or on employer/employee relationships in general; and

•	other matters discussed in this press release and the Company’s SEC filings.

Because long-term contracts are not a significant part of Venturi’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The Company undertakes no obligation to update information contained in this release and is not responsible for any changes made to this release by wire or Internet services.

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